Exhibit 99.1

MOUNTAIN CREST ACQUISITION CORP

BALANCE SHEET

JUNE 9, 2020

	June 9, 2020	Pro Forma Adjustments	As Adjusted
		(unaudited)	(unaudited)
ASSETS
Current assets
Cash	$432,822	$—	$432,822
Prepaid expenses	92,800	—	92,800
Total Current Assets	525,622	—	525,622

Cash held in Trust Account	51,000,000	7,647,960	58,647,960
TOTAL ASSETS	$51,525,622	$7,647,960	$59,173,582

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accrued offering costs	$4,000	$—	$4,000
Promissory note – related party	92,704	—	92,704
Total Current Liabilities	96,704	—	96,704

Deferred underwriting fee payable	1,750,000	262,430	2,012,430
Total Liabilities	1,846,704	262,430	2,109,134

Commitments

Common stock subject to possible redemption, 4,380,286 and 5,104,357 shares at redemption value, respectively	44,678,917	7,385,524	52,064,441

Stockholders’ Equity
Common stock, $0.0001 par value; 30,000,000 shares authorized; 2,378,714 and 2,438,134 issued and outstanding (excluding 4,380,286 and 5,104,357 shares subject to possible redemption), respectively	238	6	244
Additional paid-in capital	5,000,466	—	5,000,466
Accumulated deficit	(703)	—	(703)
Total Stockholders’ Equity	5,000,001	6	5,000,007
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$51,525,622	$7,647,960	$59,173,582